AGREEMENT AND PLAN OF MERGER


     AGREEMENT, (hereinafter, together with the Exhibits annexed hereto the "Agreement") made and entered into as of the 6th day of October, 1995, by and among TSI
INCORPORATED, a Minnesota corporation, having its principal place of business at 500 Cardigan Road, P.O. 64394, St. Paul, Minnesota 55164 ("TSI"), TSI DOMESTIC INTERNATIONAL SALES CORPORATION, a Minnesota corporation and a wholly-owned subsidiary of TSI having its principal place of business at 500 Cardigan Road, P.O. 64394, St. Paul, Minnesota 55164 ("Newco), and AEROMETRICS, INC., a California corporation, having its principal place of business at 755 North Mary Avenue, Sunnyvale, California 94086 (the "Company"), and WILLIAM D. BACHALO, an individual residing at 14660 Saltamontes Way, Los Altos Hills, California 94022 (the "Principal Shareholder").

                          RECITALS

     The Boards of Directors of TSI and Newco, TSI in its capacity as a shareholder of Newco and the Principal
Shareholder and the Board of Directors of the Company, deeming it advisable for the mutual benefit of TSI, Newco and the Company and their respective shareholders that TSI acquire the Company by the merger of the Company and Newco under the terms and conditions hereinafter set forth (the
"Merger"), have approved this Agreement and Plan of Merger
(the "Agreement").

     NOW, THEREFORE, in consideration of mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree that the Company and Newco shall be merged and that the terms and conditions of the Merger and the mode of carrying the same into effect shall be as follows:


                          ARTICLE I

                       PLAN OF MERGER

     SECTION 1.1 Actions to be Taken. Upon performance of all of the covenants and obligations of the parties contained herein and upon fulfillment (or waiver) of all of the conditions to the obligations of the parties contained herein, at the Effective Time of the Merger (as hereinafter defined) and pursuant to the Business Corporation Act of the State of Minnesota (the "MBCA") and the California Corporation Code (the "CCC"), the following shall occur:

     1.1.1 The Company shall be merged with and into Newco, which shall be the surviving corporation (the "Surviving Corporation"). The separate existence and corporate organization of the Company shall cease at the Effective Time of the Merger, and thereupon the Company and Newco shall be a single corporation, the name of which shall be Aerometrics, Inc. Newco, as the Surviving Corporation, shall succeed, insofar as permitted by law, to all of the rights, assets, liabilities and obligations of the Company in accordance with the MBCA and CCC.

     1.1.2 The Articles of Incorporation of Newco shall be and remain the articles of incorporation of the Surviving
Corporation until amended as provided by law.

     1.1.3 The By-Laws of Newco shall be and remain the by-laws of the Surviving Corporation until amended as provided by law.

     1.1.4 Until changed in accordance with the articles of incorporation and by-laws of the Surviving Corporation, William D. Bachalo, Leroy M. Fingerson, and Lowell Nystrom shall be the directors of the Surviving Corporation.

     1.1.5 Until changed in accordance with the articles of incorporation and by-laws of the Surviving Corporation, the following persons shall be the officers of the Surviving
Corporation:

          Name                Office

     Leroy M. Fingerson       Chairman
     William D. Bachalo       President
     Lowell Nystrom           Vice President, Treasurer and
                                Assistant Secretary
     Laura Cochrane           Secretary

     1.1.6 As soon as practicable after the terms and conditions of this Agreement have been satisfied, and upon consummation of the closing referred to in Article IX hereof (the "Closing"), articles of merger consistent with this Agreement in the form prescribed by, and properly executed in a accordance with, the MBCA and the CCC, in form and substance satisfactory to the parties hereto and providing for immediate effectiveness of the Merger (the "Articles of Merger"), shall be filed with the Secretary of State of the State of Minnesota and the Secretary of State of the State of California. The Merger shall become effective on the date on which the Articles of Merger are properly filed with the Secretary of State of Minnesota pursuant to the MBCA, so long as the Articles of Merger are filed with Secretary of State of California within six months thereafter pursuant to the CCC. As used in this Agreement, the "Effective Time of the Merger" shall mean the date of filing with the Secretary of State of Minnesota.

     SECTION 1.2 Common Stock of Surviving Corporation. Following the Effective Time of the Merger, each of the issued and outstanding shares of common stock of Newco shall, by virtue of the Merger and without any action on the part of TSI continue to be outstanding shares of common stock of the Surviving Corporation. Each share shall be fully paid and non-assessable.

     SECTION 1.3  Definitions.  For purposes of this
Agreement, the following terms shall have the following meanings:

     1.3.1 The term "Average Price" shall mean the average (rounded to the nearest penny) of each "Mid-Price" (as defined herein) of TSI Common Stock during the Trading Period (as defined herein). The "Trading Period" shall mean the period of forty (40) consecutive trading days ending on and including October 2, 1995; provided, however, that if no trades occur on any of such trading days, the trading days on which no trades occur shall be disregarded and a sufficient number of trading days on which trades did occur and which immediately preceded the 40 consecutive trading days shall be added to the Trading Period so that there will be a total of 40 trading days on which trades occurred. The Mid-Price for those days shall be employed for the calculations described herein. For purposes of this Agreement, the term "Mid-Price" on each trading day shall mean the median between the high and the low trade prices for all of the stock trades of TSI's Common Stock traded on such trading day as quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System (as reported in the Wall Street Journal). No party hereto shall, or shall cause or solicit its officers, directors, employees or agents to, make any trades in TSI Common Stock that have the effect of materially increasing the Average Price.

     1.3.2 The term "Number of Outstanding Shares" shall be the number of issued and outstanding shares of the Company Common Stock at the Effective Time of the Merger.

     1.3.3 The term "Cash Conversion Number" shall be the dollar amount equal to the result obtained by dividing an amount equal to (i) $1,045,000 (as it may be adjusted pursuant to Section 1.6 hereof) less (ii) the Option
Payment, by the Number of Outstanding Shares.

     1.3.4 The term "Number of TSI Shares" shall mean the number of TSI Shares to be issued in the Merger, which number shall be the result obtained by dividing $1,600,000
(as it may be adjusted pursuant to Section 1.6 hereof) by the Average Price.

     1.3.5 The term "Option Payment" shall mean the dollar amount paid by the Company to buy out the option held by Michael Houser as described in greater detail in Section
1A.1 hereof.

     1.3.6 The term "Share Conversion Number" shall be the number (as it may be adjusted pursuant to Section 1.6 hereof) obtained by dividing the Number of TSI Shares by the Number of Outstanding Shares.

     1.3.7     The term "Effective Date" shall mean October
1, 1995 effective as of the opening of business on said date.

     SECTION 1.4  Cancellation or Conversion of Company
Common Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any Shareholders:

     1.4.1 Treasury Shares. The Company has no treasury shares.

     1.4.2 Conversion. Except as provided herein with respect to Dissenting Shares (as hereinafter defined) and fractional shares, at the Effective Time of the Merger, each share of Company Capital Stock, of no par value (the "Company Common Stock") which is issued and outstanding shall be converted into (i) a number of shares of the common stock of TSI, $.10 par value ("TSI Common Stock"), equal to the Share Conversion Number, (as it may be adjusted pursuant to Section 1.6 hereof and subject to adjustment pursuant to
Section 1.5 hereof), and (ii) an amount of cash equal to the Cash Conversion Number (as it may be adjusted pursuant to Section 1.6 hereof).

     1.4.3 Fractional Shares. In lieu of the issuance or recognition of fractional shares of TSI Common Stock or interests or rights therein, each holder of shares of Company Common Stock to be converted into TSI Common Stock pursuant to Section 1.4.2 hereof shall be paid an amount in cash equal to such fraction multiplied by the Average Price.

     1.4.4 Surrender of Shares. After the Effective Time of the Merger, each holder of an outstanding certificate or certificates theretofore representing shares of Company Common Stock converted into TSI Common Stock pursuant to Section 1.4.2 hereof ("Company Stock Certificates"), upon surrender thereof either to TSI, its representative or Norwest Bank, N.A., TSI's transfer agent (the "Transfer Agent"), shall be entitled to receive (subject to the escrow provisions hereinafter set forth) in exchange therefor (i) the total cash conversion amounts for such shares pursuant to Section 1.4.2 hereof, (ii) any payment due in lieu of fractional shares pursuant to Section
1.4.3 hereof, and (iii) a certificate or certificates representing the number of whole shares of TSI Common Stock into which the shares of Company Common Stock theretofore represented by such surrendered certificate or certificates shall have been converted pursuant to Section 1.4.2 hereof. TSI shall immediately wire the funds representing the cash conversion amount to which the Principal Shareholder is entitled at Closing upon receipt of the certificates of the Principal Shareholder.

     Until so surrendered, each outstanding Company Stock Certificate shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions, if any, in respect of TSI Common Stock, to represent the cash conversion amounts for the shares represented by the certificate plus the number of whole shares of TSI Common Stock into which the shares of Company Common Stock theretofore represented thereby shall have been converted. Until so surrendered, TSI may, at its option, refuse to pay any dividend or other distribution, if any, payable to the holders of shares of TSI Common Stock to the holders of Company Stock Certificates; provided, however, that upon surrender and exchange of such Company Stock Certificates there shall be paid to the record holders of the TSI stock certificates or certificates issued in exchange therefor the amount, without interest, of dividends and other distributions, if any, which have become payable and which have not previously been paid with respect to the number of whole shares of TSI Common Stock then issued, together with, without interest, any payment for fractional shares required by Section 1.4.3 hereof, and, without interest, the cash conversion amount for the shares of Company Common Stock.

     Whether or not a Company Stock Certificate is surrendered, from and after the Effective Time of the Merger such certificate shall under no circumstances evidence, represent or otherwise constitute any stock or other interest whatsoever in the Company, the Surviving
Corporation or any other person, firm or corporation other than TSI or its successors.

     1.4.5 Dissenters. The shares of Company Common Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with the provisions of the CCC applicable to dissenters' rights (the "Appraisal Laws") are referred to herein as "Dissenting Shares". Each Dissenting Share, the holder of which, as of the Effective Time of the Merger, has not effectively withdrawn or lost his dissenters' rights under the Appraisal Laws, shall not be converted into or represent a right to receive TSI Common Stock and the cash conversion amounts in the Merger, but the holder thereof shall be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his Company Common Stock pursuant to the provisions of the Appraisal Laws shall receive payment therefor from the Surviving Corporation from funds provided by TSI (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions). If any holder of Dissenting Shares shall effectively withdraw or lose his dissenters' rights under the Appraisal Laws, such Dissenting Shares shall be converted into the right to receive TSI Common Stock and the cash conversion amounts in accordance with the provisions hereof.

     1.4.6 TSI Certificates. At or before the Effective Time of the Merger, TSI shall make available to the Transfer Agent certificates for such number of shares of TSI Common Stock as shall be required for exchange in accordance with this Agreement. If, pursuant to the adjustment provided by
Section 1.6 hereof, additional shares of TSI Common Stock must be issued, TSI shall make additional certificates available to the Transfer Agent.

     SECTION 1.5 Adjustments for TSI Stock Splits, Etc. In the event that, subsequent to the date of this Agreement but prior to the Effective Time of the Merger, the outstanding shares of TSI Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities and such increase, decrease, change or exchange shall have been effected through a stock dividend, stock split or reverse stock split, then an appropriate and proportionate adjustment shall be made in the manner in which the Share Conversion Number is calculated hereunder.

     SECTION 1.6 Adjustments to Merger Consideration Based on Company's Closing Book Value. The parties have agreed that the total merger consideration (hereinafter the "Merger Consideration") would have a value (the "Target Value") equal to $2,645,000 less the Option Payment, based on the assumption that the net book value determined in accordance with generally accepted accounting principles, (the "Closing Book Value") of the Company effective as of the Effective Date would be $1,630,000 less the Option Payment. At the Target Value, the Merger Consideration consists of cash of $1,045,000 less the Option Payment, and TSI Common Stock having a total value, based on the Average Price, of $1,600,000.

     If the Closing Book Value is greater than an amount equal to (i) $1,830,000 less (ii) the Option Payment, then the Merger Consideration shall be increased by consideration having a value (the "Increased Value") equal to the excess over said amount. If the Closing Book Value is less than an amount equal to (i) $1,430,000 less (ii) the Option Payment, then the Merger Consideration shall be reduced by consideration having a value (the "Decreased Value") equal to the deficit below said amount. If the Closing Book value is from $1,430,000 less the Option Payment, to $1,830,000 less the Option Payment, inclusive (the "Range"), no Adjustment shall be made.

     1.6.1 Proportionate Among Cash and Shares. Where consideration equal in value to the Increased Value or the Decreased Value is added to or subtracted from the Merger Consideration, then the increase or decrease, as the case may be, shall be made by a combination of cash and TSI Common Shares in the same proportion in which cash and TSI Common Shares compose the Merger Consideration at the Target Value. The TSI Common Shares will be valued at the Average Price for purposes of any adjustments made.

     1.6.2     Determination of Closing Book Value.
Promptly after the Closing Date (as hereinafter defined), the Company, in cooperation with Purchaser, shall prepare its financial statements (the "Closing Statements") for the period ending the Effective Date, including preparation of the balance sheet and statement of income and retained earnings for the period beginning January 1, 1995 and ending on the Effective Date. Said financial statements will consist of a balance sheet and a statement of operations, and shall be prepared in accordance with generally accepted accounting principles, subject, however, to the specific provisions set forth below. Representatives (the "Representatives") of the former shareholder(s) of the Company (such representative shall be the Principal Shareholder unless he designates another person or persons) and of TSI shall be entitled to witness and/or participate in any actions material to the preparation of the Closing Statements such as e.g., the counting and valuation of inventory, verification of accounts receivable, and the like.

     In preparing the Closing Statements, the following specific provisions shall govern, even if following such provisions would not be in accordance with generally accepted accounting principles:

     (a)  The 4 Units at Dow.   Prior to the date hereof,
          the Company has delivered 4 Units of its Eclipse particle analyzer product to Dow Chemical ("Dow"), three at Dow's Midland Michigan location, and one at Dow Canada. However, the Company has not yet invoiced the 4 Units to Dow because the Company has not received a purchase order from Dow. If, within the time period commencing on the date hereof and ending on the date the Closing Statements are first completed (i.e., before the review period starts) the Company receives a purchase order from Dow which permits the Company to invoice some or all of the 4 Units, the Company shall issue an invoice therefor and the amount that is invoiced shall be treated as a receivable for purposes of determining the Closing Book Value. To the extent the Company is not able to invoice some or all of the 4 Units within said time period, the Units not invoiced shall be valued in accordance with generally accepted accounting principles, taking into account, inter alia, a possible requirement to treat the Units as demonstration or development Units, and, if the Units are or can be made saleable, any expenditures required in order to put them in such saleable condition.

     TSI and the Company will use their best efforts to have said financial statements including the Closing Balance Sheet completed no later than 45 days after the Closing Date. Following completion of the financial statements, the Representatives of TSI and the former Shareholder(s) shall have twenty days to review said financial statements and all documents and information relevant to the preparation of and supporting said financial statements. Following the completion of said twenty-day period, the Representatives shall meet and determine whether they agree with the Closing Book Value as shown on such annual statements.

     If the Representatives agree, the Closing Book Value shall be utilized to make adjustments, if any are required, in accordance with this Section 1.6. If the Representatives do not agree then they shall, for a period of ten days commencing at the end of the twenty-day period, negotiate in an effort to reach agreement as to the Closing Book Value.

     If they are unable to reach such agreement, then the Representatives shall appoint an independent and qualified firm of certified public accountants to resolve any disputed items (the "Independent Accountant"). A "big six" firm which does not provide services, and has not within the preceding three years provided services, to either of the Company or TSI shall be utilized. TSI and Dr. Bachalo shall agree upon the firm to be utilized subject to the foregoing requirements. The firm which is selected shall thereupon attempt to resolve all disputed items within thirty (30) days after said firm's selection, and the recommendations made by said firm shall be final. The expenses charged by said firm shall be borne equally by TSI and the former Shareholders of the Company.

     1.6.3 Closing Based on Target Value; Escrow. The closing of the transactions provided hereby shall be made on the assumption that the Closing Book Value will be within the Range, so the value of the Merger Consideration will be $2,645,000 less the Option Payment. To that end, TSI will deliver cash equal to $1,045,000 less the Option Payment at the Closing, to be paid as described below, and will direct the Transfer Agent to have certificates prepared for TSI Common Shares having a value, based on the Average Price, of $1,600,000.

     As described in Section 11.2 hereof, an escrow (the "Escrow") is being established to provide for indemnification claims, if any, which TSI may have against the former Shareholders of the Company. Said escrow shall also be utilized to provide for the Purchase Price Adjustment described herein. To that end, at the Closing,
(i) $300,000 of the cash payable at Closing will be paid into the Escrow, and (ii) stock certificate(s) representing fifteen percent of the Number of TSI Shares (based on the Target Value) (the "Escrowed Shares") will also be delivered to the Escrow Agent, to provide both for any Purchase Price Adjustment pursuant to this section and for any indemnification claims.

     After the Purchase Price Adjustment, if any, has been finalized, and distributions or contributions, as provided below, have been made from or to the Escrow, there shall remain in Escrow to provide for any indemnification claims
(i) $100,000 in cash (the "Claims Cash") and (ii) a number of TSI Shares having a value of $100,000, determined based on the Average Price (the "Claims Shares"). (Hereinafter the Claims Cash and the Claims Shares are sometimes collectively referred to as the "Claims Amounts".) The Claims Amounts will remain in Escrow to be available for any indemnification claims.

     1.6.4     Adjustments.  For the purposes of all
adjustments made pursuant to this Section 1.6.4, the TSI
Shares held in Escrow shall be deemed to have a value determined based on the Average Price, notwithstanding the fact that at the time such adjustments are made, shares of TSI Common Stock may be trading at another value.

     If the Closing Book Value, as finally determined pursuant to Section 1.6.2 (the "Final Value"), is within the range, no adjustment shall be made to the Merger Consideration. In said event, the Escrowed Shares in excess of the Claims Shares shall promptly be distributed to the former Shareholder(s). The cash held in Escrow in excess of the Claims Cash shall promptly be distributed to the former Shareholder(s).

     If the Closing Book Value, as finally determined, results in a Decreased Value, then the total of such Decreased Value shall be broken into a cash component and TSI Common Shares, in the same proportion as these items made up the Merger Consideration at the Target Value. The number of TSI Common Shares constituting the proportionate part of the Decreased Value shall then be returned by the Escrow Agent to TSI. Any remaining TSI Common Shares held by the Escrow Agent shall first be utilized to provide the Claims Shares to be retained in Escrow, and any balance remaining of the TSI Common Shares held by the Escrow Agent shall be distributed to the former Shareholders of the Company. The cash component of the Decreased Value shall promptly be paid by the Escrow Agent from the Escrow to TSI. If the cash then remaining in the Escrow exceeds the Claims Cash, the excess shall promptly be distributed to the former Shareholders. If the amount held in escrow is not sufficient to provide in full for the Decreased Value and the Claims Amounts, the former Shareholders of the Company shall deliver the deficiency to TSI in the form of cash and TSI Common Shares.

     If there is an Increased Value based on the final determination of the Closing Book Value, all of the TSI
Common Shares held in the Escrow in excess of the Claims
Shares shall be distributed to the former Shareholders. In addition, TSI shall promptly direct the Transfer Agent to issue to the former Shareholders that number of TSI Common
Shares which represents the proportionate amount of the Increased Value. TSI shall promptly pay the former
Shareholders an amount of cash representing the proportionate amount of the Increased Value. In addition, the cash held in Escrow in excess of the Claims Cash shall promptly be distributed to the former Shareholders.

     After the foregoing adjustments are completed, the Claims Cash and the Claims Shares shall continue to be held in Escrow to be available for any indemnification claims.

     1.6.5 Conforming Adjustments. Following final determination of Closing Book Value as provided above, the various definitions contained herein which determine the final Merger Consideration shall all be finalized based on the final determination. Thus, the definitions of the Cash
Conversion Number, the Number of TSI Shares, and the Share
Conversion Number shall all be appropriately adjusted.

     SECTION 1.7 Further Assurances. From time to time, on and after the Effective Time of the Merger, as and when requested by TSI or its successors or assigns, the proper officers and directors of the Company immediately before the Effective Time of the Merger shall, at TSI's expense, and for and on behalf and in the name of the Company, or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further or other reasonable actions as TSI or their respective successors or assigns may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all the properties, rights, privileges, powers, franchises and immunities of the Company and otherwise to reasonably carry out fully the provisions and purposes of this Agreement.

     SECTION 1.8 Effective Date. Notwithstanding that the Closing hereunder is held shortly after the Effective Date, it is the intention of the parties that the transactions provided for herein shall be treated as being effective for all purposes on and as of the Effective Date. To this end, all benefits and burdens of the business of the Company from and after the Effective Date shall be for the account of TSI and Newco. Consistent with the foregoing, any profits from operations of the Company in the time period from the Effective Date through the Closing Date (the "Stub Period") shall be for the benefit of TSI and Newco, and any losses of the Company during the Stub Period shall be for the account of TSI and Newco. Consistent with the foregoing, the parties are determining the Closing Book Value as of the Effective Date. The parties agree to report the transactions provided for herein consistent with such Effective Date provisions, including for both book and tax purposes.

                         ARTICLE IA

              HOUSER OPTION; TAX DISTRIBUTIONS

     SECTION 1A.1 Houser Option. Michael Houser, an employee of the Company ("Houser"), holds an option to acquire 10,000 shares of Company Common Stock at a price of $3.00 per share (the "Houser Option"). It is a condition to TSI's and Newco's obligation to close hereunder, that (i) prior to the Closing hereunder, the Company shall buy out the Houser Option from Houser in return for a cash payment (the "Option Payment") agreed upon between Houser and the Company, so that the Houser Option is terminated and of no further force and effect; and (ii) that in connection with such buyout of the Houser Option, the Company shall obtain a release from Houser of any claims Houser has or may have under or in connection with the Option or with respect to the shares of Company Common Stock which could have been acquired pursuant thereto, which release shall be acceptable in form and substance to TSI and to the Company. Amounts expended by the Company in order to buy out the Houser Option shall be reflected in the determination of Closing Book Value.

     SECTION 1A.2 Tax Distributions. Since July 18, 1995, the Company has not, and from and after the date hereof and through the Effective Time of the Merger, the Company will not, make any payments, transfers of property or distributions of any kind, directly or indirectly, to or for the Principal Shareholder, his spouse or relatives, except for (i) payment of base compensation in the ordinary course of business, (ii) reimbursement of reasonable business expenses in the ordinary course of business, (iii) reimbursements for payments by the Principal Shareholder for his family medical, dental and vision insurance, which reimbursements are approximately $1,667 per quarter (the "Medical Reimbursements") and (iv) Tax Distributions, as described and permitted below.

     Because the Company is taxed as an S-corporation under federal law, and under corresponding provisions of California law, the Company from time to time makes cash distributions to Principal Shareholder to permit him to pay the income taxes payable by him with respect to the income of the Company attributable to him under the S-corporation rules. The Company has made (or will make) a distribution to Principal Shareholder to enable him to pay estimated taxes on or about September 15, 1995 (the "September
Distribution"), and at about the time of the final determination of the Closing Book Value will make an additional distribution, if required, to reflect the Company's taxable income through the Effective Date (the
"Final Distribution").  (The September Distribution and the
Final Distribution are sometimes collectively referred to herein as the "Tax Distributions".) The Tax Distributions are subject to the following requirements and limitations:

          (a)  Tax Distributions shall be calculated
     and determined based solely on the Company's income and other tax items for its taxable year
     (the "Stub Year") commencing January 1, 1995, and ending on the Effective Date. No distributions can be made to provide for additional taxes, if any, attributable to prior periods.

          (b)  The amount of the Tax Distributions
     shall be calculated to reasonably estimate the taxes payable by Principal Shareholder with respect to the Company's taxable income and other taxable items for the Stub Year, including reflecting any tax effect of the buyout of the Houser Option. Among other things, this will be based on a reasonable estimate of the combined rate of tax applicable to Principal Shareholder and his wife on their joint return, after taking into account any deductibility of federal taxes for state tax purposes and vice versa. If the parties are unable to agree upon the amount of Tax
     Distributions, they shall be subject to resolution in the same manner as provided in Section 1.6.2 with respect to Closing Book Value.

          (c)  The amount of the Tax Distributions
     shall be fully reflected in the determination of Closing Book Value. Thus, the final Distribution, even though made after the Closing Date to permit more precise calculation, shall be deemed to have been made prior to the determination of Closing
     Book Value.

                         ARTICLE II

        REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                AND THE PRINCIPAL SHAREHOLDER

     Except for exceptions set forth in reasonable detail in Exhibit E attached hereto and referring to the warranty or warranties to which the exception relates, the Company and the Principal Shareholder, jointly and severally, but subject to the limitations set forth in Article XI, hereby represent and warrant to, and agree with, TSI and Newco as follows:

     SECTION 2.1  Organization.  The Company is a
corporation, duly organized, validly existing, and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own its property and conduct the business in which it is engaged.
The Company has previously delivered to TSI copies of its articles of incorporation and by-laws, neither of which has been amended since the date of such delivery.

     SECTION 2.2 Capitalization. The Company is authorized to issue only 5,000,000 shares of Company Common Stock of no par value. No other shares of stock, common, preferred, or otherwise, are authorized. As of the date hereof, there are 100,000 shares of Company Common Stock issued and outstanding (the "Outstanding Common Shares"). The Outstanding Common Shares are owned as specified on Exhibit A attached hereto. None of the outstanding Common Shares were initially issued on or after December 31, 1994. All of the Outstanding Common Shares have been fully paid, have been validly issued, and are non-assessable. Holders of the Outstanding Common Shares do not have preemptive rights or other similar rights. The Company does not have any treasury shares.

     Except for the Houser Option, the Company does not have outstanding any options or warrants to purchase, or contracts to issue, or contracts or any other rights entitling anyone to acquire shares of its capital stock of any class or kind, or securities convertible into such shares. Immediately prior to the Effective Time of the Merger, the outstanding shares of Company Common Stock shall not exceed the above-mentioned 100,000 Outstanding Common Shares. The Company does not have in effect any stock option or stock purchase plan.

     At the Closing and at the Effective Time of the Merger, the Shareholders owning shares of Company Common Stock shall have good and marketable title thereto, free and clear of all claims, liens and encumbrances.

     SECTION 2.3  Subsidiaries, Etc.  The Company has no
equity interest in any corporation, partnership or other entity, except only that the Company has made an $8,500 investment in Aerometrology in France. The Company has no further obligations to or with respect to Aerometrology.

     SECTION 2.4 Qualification. The Company is qualified to do business in the State of California, its state of incorporation, and in the State of Texas. The Company does not have assets, facilities or employees located in any state or country other than the State of California, except that the Company maintains one employee in a small office in Houston, Texas.

     SECTION 2.5  Financial Statements and Liabilities.

     2.5.1 Attached hereto as Exhibit B are the balance sheets of the Company as of December 31, 1993 and December
31, 1994 and the statements of income and retained earnings of the Company for the fiscal years ending on said dates reviewed by Steven Stroll, Certified Public Accountant (the
"Annual Statements"), and the Balance Sheet of the Company as of June 30, 1995, and the statements of income and retained earnings of the Company for the fiscal period ending on said date compiled by the Company (the "Interim
Statements").

     The Annual Statements fairly present, in all material respects, the financial position of the Company as of the dates indicated, and the results of operations of the Company for the periods then ended.

     The Interim Statements fairly present, in all material respects, the financial position of the Company as of the dates indicated and the results of operations of the Company for the period then ended.

     The Closing Statements, including but not limited to the Balance Sheet as of the Effective Date included therein, which are to be prepared in accordance with Section 1.6 hereof, will fairly present, in all material respects, the financial condition and assets and liabilities of the Company as of the date of said statements and the results of operation of the Company for the period ending on said Date, in accordance with generally accepted accounting principles applied on a consistent basis.


     2.5.2 As of the date of this Agreement, the Company is not subject to and does not have (i) any indebtedness, claim, obligation or liability required to be reflected on the Company's Balance Sheet or in the footnotes thereto where the same has been prepared in accordance with generally accepted accounting principles, or, (ii) to the best knowledge of the Company and the Principal Shareholder, any other material liability of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, due or to become due, accrued or unaccrued or otherwise (hereinafter collectively "Liabilities"), except
(iii) as disclosed in the Interim Statement, (iv) for such Liabilities that have arisen in the ordinary course of business of the Company since the date of said Interim Statement, none of which newly arisen Liabilities, when coupled with any benefits or receivables arising in connection with the incurrence of such Liabilities, have a material adverse affect upon the Company, its assets, business, or financial condition, and (v) as specifically disclosed in this Agreement or in the Exhibits delivered hereto.

     SECTION 2.6 Real Estate. The Company does not own or have title to any real estate, and has never owned or had title to any real estate. The Company does not lease any real estate other than pursuant to one real estate lease (the "Lease") for its facility in California, and a real estate lease (the "Houston Lease") for its office space in Houston, Texas, both of which Leases are listed on Exhibit C, Leases and Contracts, attached hereto, true and correct copies of which have been made available (including providing a copy thereof to be retained by TSI) to TSI. Other than pursuant to the Lease and the Houston Lease, and pursuant to its previous lease (the Prior Lease") of real estate located at 550 Del Rey Avenue, Sunnyvale, California 94086 (the "Prior Location"), the Company has not leased any other real estate during the past five years. The Company and to the best knowledge of the Company and the Principal Shareholder, the other party thereto is not in material default under the Lease or the Houston Lease, and there are no facts which, with notice and/or the passage of time, would constitute such a default. To the best knowledge of the Company and the Principal Shareholder, all buildings leased by the Company pursuant to the Lease are in good condition, normal wear and tear excepted, and the heating, air conditioning, plumbing and electrical systems of each such building are in good operating order, ordinary wear and tear excepted. The Company has not received notice that said buildings do not comply with municipal, state and federal statutes, ordinances, rules and regulations applicable to the construction of the buildings and their actual use and, to the best knowledge of the Company and the Principal Shareholder, the buildings comply in all material respects with said statutes, ordinances, rules and regulations. No consent is required under the Lease or the Houston Lease in connection with the Merger.

     SECTION 2.7 Leased Tangible Personal Property. The Company does not lease any personal property other than pursuant to (i) leases in the ordinary course of business which expire on not more than 30 days notice by the Company without payment of any penalty or termination payment, and
(ii) leases ("Personal Property Leases") which are listed on Exhibit C, true and correct copies of which have been made available to TSI. Each of the Company and, to the best knowledge of the Company and the Principal Shareholder, the other parties thereto is not in material default under any of the Personal Property Leases, and there is no fact which, with notice and/or passage of time, would constitute such a default. No consent is required under the Personal Property Leases in connection with the Merger.

     SECTION 2.8 Assets. The equipment, furniture, computers, and other tangible personal property (other than inventory) owned, leased or used by the Company in its business is in good condition, normal wear and tear excepted, and is in good operating order. Exhibit D-1 attached hereto lists all furniture, equipment, and other tangible personal property of the Company (other than inventory and supplies) having an original cost of $500 or more. Exhibit D-1 also lists all equipment, furniture, computers and other tangible personal property which (i) is used by the Company or which is located on the Company's premises and (ii) which is not owned by the Company, except for items leased under Leases elsewhere disclosed herein and except for normal personal property of employees. Except for sales of inventory and other dispositions of assets in the ordinary course of business, since December 31, 1994, no tangible assets (whatever their original cost) have been transferred from the Company, whether by sale, dividend or otherwise.

     SECTION 2.9 Intangibles. Attached hereto as Exhibit D-2 is an accurate and complete list of all of the following types of intangible personal property owned or used (whether by license or otherwise) by the Company in its business, including all distributorship, franchise and license agreements (whether the Company is the grantor or grantee of such distributorship, franchise or license) (the "Intangible Agreements"): patents, patent applications, registered trademarks and other material trademarks, trademark applications, and material trade names (whether the Company owns such items or is licensed to use them), excluding any license agreement (and the patents, patent applications, trademarks and trademark applications subject thereto) for commercially available software purchasable for less than $1,000. The Company is the sole and exclusive owner of each of said items of intangible personal property shown as owned by it. Said items represent the only intangible personal property of the types listed above required by the Company in order to operate the businesses presently conducted by the Company.

     Except as set forth on Exhibit D-2, the Principal
Shareholder does not own any patents or registered copyrights, or applications for the same, or any inventions which are usable in the Company's business as presently conducted.

     Except as set forth on Exhibit D-2, there are no pending claims or demands against the Company with respect to any of such items of intangible personal property, and no proceedings have been instituted, are pending, or, to the best knowledge of the Company and the Principal Shareholder, have been threatened to terminate or cancel any Intangible Agreements or which challenge the right of the Company with respect to any of such intangible assets. To the best knowledge of the Company and the Principal Shareholder, (i) the Intangible Agreements will be renewed at their next expiration date, and (ii) the Company and its assets and business and any part thereof, do not infringe the patent, trademark, trade name, copyright, or the other rights of any other person. Except as set forth on Exhibit D-2, to the best knowledge of the Company and the Principal Shareholder, the Company has the unrestricted (but not necessarily exclusive) right to use, free from any rights or claims of others, all trade secrets and customer lists which it has used or which it is now using in connection with the sale of any and all products or services which have been or are being sold by it.

     SECTION 2.10 Accounts Receivable and Inventory and
Backlog.

     2.10.1 Accounts. All accounts receivable of the Company reflected in the Closing Balance Sheet to be included in the Closing Statements will have originated in the ordinary course of its business, will be valid, and will be fully collectible and not subject to any defense, counterclaim or setoff, except and only to the extent of the reserve against accounts receivable reflected in the Balance Sheet included in the Closing Statements.

     2.10.2 Inventory. Except and only to the extent of any reserve against inventory reflected in the Closing Balance Sheet included in the Closing Statements: (i) all inventory in the Company's possession is owned by the Company and will be recorded on its books and records as of the date of the Closing Statements, in accordance with generally accepted accounting principles, in all material respects, and (ii) all inventory reflected in the Closing Balance Sheet to be included in the Closing Statements will be valued at the lower of cost, calculated on a FIFO method, or market. No inventory in the Company's possession has been consigned to the Company.

     2.10.3 Backlog. Exhibit D-3 attached hereto sets forth the Company's backlog as of the date indicated on such Exhibit. The Company's backlog is fairly and accurately described on said Exhibit, and all items included in such backlog reflect bona fide orders to the Company from customers of the Company. To the best knowledge of the Company and the Principal Shareholder, the customers for such orders do not intend to cancel such orders; provided, however, it is understood that such orders are subject to cancellation in the ordinary course of the Company's business.

     SECTION 2.11 Title to Assets. The Company has or will have, as applicable, good and marketable title in and to all of its property (i) reflected in the December 31, 1994, balance sheet included with the Annual Statements plus all assets purchased by the Company since December 31, 1994, less all assets which the Company has disposed of in the ordinary course of business since such date, and (ii) which will be reflected in the Closing Balance Sheet which will be included in the Closing Statements, which property in each case is or will be free and clear of any security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind except (a) security interests listed and described on Exhibit F attached hereto, (b) liens for current taxes or assessments not yet due or delinquent, and
(c) and such other minor imperfections of title which do not materially restrict or interfere with the Company's use of such assets and which do not materially impair the value of such assets to the Company.

     SECTION 2.12  Contracts.

     2.12.1 Contracts. Exhibit C attached hereto lists, and the Company has made available (including providing a copy thereof to be retained by TSI) to TSI, true and complete copies of, all of the following contracts or other obligations to which the Company is a party or by which it is bound:

          (a) Employment agreements and any other contracts with or loans to any of the Company's Shareholders, officers, directors, employees, consultants, salesmen, distributors or sales representatives;

          (b) Any employee benefit plan made available by the Company to any of its employees;

          (c)  Any collective bargaining agreement;

          (d)  Any contracts with customers
     specifically including, without limitation, all contracts with customers pursuant to which the Company is performing or will perform services for customers such as, but not limited, to contract research, together with lists of all such completed customer contracts, which impose any material liabilities upon, or reasonably could be expected to result in any material liabilities against, the Company, other than warranty obligations.

          (e)  Any deeds of trust, mortgages,
     conditional sales contracts, security agreements, pledge agreements, trust receipts, or any other agreements or arrangements whereby any assets of the Company are subject to a lien, encumbrance, charge or other restriction;

          (f)  Any loan agreements, letters of credit
     on which the Company could be obligated to reimburse the issuing bank, or lines of credit;

          (g)  Any contracts to which the Company is a
     party restricting the Company from doing business in any areas or in any way limiting competition and any contracts to which the Company is a party, including without limitation contracts with suppliers, which limit, restrict or transfer rights to any technology utilized or developed by the Company or which establish rights of a supplier or customer to a particular product marketed or being developed by the Company, excluding the license implied in any sale of product, and excluding any license for commercially available software purchasable for less than $1,000; for each such contract, Exhibit
     C briefly describes the restrictions or
     limitations contained in the contract;

          (h) Other than purchase orders issued in the ordinary course of the Company's business, any contracts calling for aggregate payments by the Company in excess of $1,000 and which are not terminable without cost or liability on notice of 90 days or less;

          (i)  Any joint venture, partnership or
     limited partnership agreement involving the
     Company;

          (j)  Any guarantees by the Company of the
     obligations of any other party except those resulting from the endorsement of customer checks deposited by the Company for collection;

          (k)  Any other contracts which may have a
     material impact on the Company's assets, results of operations or financial condition; and

          (l) Any commitments to enter into any of the types of contracts and obligations referred to in this Section 2.12.1.

     The Company has not received notice of any material default under any such contracts, obligations or commitments, is not in material default under any such contracts, obligations or commitments, and there are no facts which, with notice and/or the passage of time, would constitute such a default. To the best knowledge of the Company and the Principal Shareholder, no other party to such contracts, obligations or commitments is in material default and there are no facts which, with notice and/or the passage of time, would constitute such a default. No consent is required under the contracts, obligations and commitments referred to in this Section 2.12.1 in connection with the Merger.

     2.12.2 Purchase Commitments. None of the Company's purchase commitments is substantially in excess of the normal, ordinary, and usual requirements of the Company's business or was made at any price substantially in excess of then-current market price.

     2.12.3 Bids and Contracts. Exhibit C-1 attached hereto lists, and the Company has previously made available to TSI true and complete copies of:

     (i) All outstanding bids for sales of the Company's products or services which either are still open in accordance with their terms or which were issued on or after July 1, 1995 and were for an aggregate amount equal to or exceeding $30,000
          (but bids and price indications issued by representatives and distributors of the Company which have not been approved by the Company need not be listed); and

     (ii) Unfilled purchase orders from customers quoting prices for the Company's products or services.

     SECTION 2.13 Suppliers and Customers. Attached hereto as Exhibit G is a list setting forth all suppliers to the Company who are significant to the Company, including without limitation (i) all suppliers who have supplied products and/or services to the Company in the 8-month period beginning January 1, 1995, where the total consideration payable to the supplier exceeded $2,000, and
(ii) to the best knowledge of the Company and the Principal Shareholder, suppliers who are a sole source (i.e., a supplier who could not be replaced on reasonably equivalent terms by another supplier) for a special and/or critical product supplied by them. Exhibit G also lists all open ended purchase orders issued by the Company which exist on the date hereof. For these purposes, open-ended purchase orders shall mean purchase orders or other contractual arrangements providing for extended deliveries by the supplier, multiple deliveries by the supplier, or which provide for purchases of quantities significantly in excess of those required in the normal course of business of the Company.

     To the best knowledge of the Company and the Principal Shareholder, none of the Company's current customers or suppliers intends to terminate its relationship with the Company or materially reduce the volume of its purchases from the Company (subject, however, to the understanding that certain customers of the Company may have made significant purchases which they are not likely to repeat in the near future because the purchase has satisfied their requirements) or materially reduce the volume of amounts supplied to the Company, whether as a result of the Merger or otherwise.

     SECTION 2.14  Transactions with Directors, Officers,
Employees and Affiliates.    Excluding cash dividends to
shareholders and cash salaries, benefits and expenses paid to the Principal Shareholder and his wife, all of which are listed on Exhibit E, there have been no transactions since January 1, 1995, between the Company and any director, officer, employee or affiliate (as defined in Rule 405 promulgated by the SEC) of the Company, except on an arm's length basis in accordance with normal business practices. Since said date, none of the officers, directors, employees or affiliates of the Company, or any member of the immediate family of any such persons, has been a director of officer of, or has had a material interest in, any firm, corporation, association or business enterprise which during such period has been a material supplier, customer or sales agent of the Company or has competed to a material extent with the Company.

     SECTION 2.15 Litigation. There are no legal, administrative, arbitration or other proceedings or claims pending or, to the best of the Company's knowledge, threatened against the Company, nor is the Company subject to any existing judgments. The Company is not operating under or subject to, or in material default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

     SECTION 2.16 Insurance. Attached hereto as Exhibit H is a list of all insurance policies applicable to the Company, copies of which policies have been made available (including providing a copy thereof to be retained by TSI) to TSI. The Company has not received any notice of cancellation with respect to any such insurance policy. All premiums due under any such insurance policy have been paid in full.

     SECTION 2.17 Authority Relative to Agreement; Enforceability. Shareholders owning 50.1 percent of the shares of Company Common Stock on the applicable record date will have the power to approve the Merger on behalf of the Company. The Principal Shareholder will vote his stock in favor of the Merger, which will constitute a sufficient number of votes to approve the Merger.

     The execution, delivery and performance of this Agreement are within the legal capacity and power of the Company; have been duly authorized by all requisite corporate action on the part of the Company, other than Shareholders approval; require the approval or consent of no other persons, entities or agencies, and will neither violate nor constitute a default under, nor create a lien or breach under, nor result in the acceleration of performance or right to accelerate performance under (whether or not after the giving of notice or lapse of time or both), the terms of the articles of incorporation and by-laws of the Company or of any material agreement, obligation or commitment binding upon the Company. This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies.

     SECTION 2.18  Compliance With Applicable Laws;
Environmental Matters.

     2.18.1 Laws. The Company, its operations, assets and, to the best knowledge of the Company and the Principal Shareholder, all real property ("Company Real Property") now or previously operated, used or leased by, to or for the Company, including, without limitation, the Prior Location and all real property subject to the Lease, are in compliance in all material respects with all federal, state, county, and municipal laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and requirements of common law applicable to the conduct and business of the Company and to the assets owned, used or occupied by it (collectively referred to hereinafter as the "General Laws"), including without limitation all applicable federal, state, county and municipal laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and requirements of common law concerning or relating to the protection of health and the environment (collectively referred to hereinafter as the "Environmental Laws"). The Company has not received any notice of violation, citation, complaint, request for information, order, directive, compliance schedule or other similar enforcement order, or any other notice from any administrative or governmental agency or entity, indicating that either the Company or the Company Real Property were not or currently are not in compliance in all material respects with all Environmental Laws and General Laws, and to the best knowledge of the Company and the Principal Shareholder, no such item is threatened.

     2.18.2 Environmental Laws. To the best knowledge of the Company and the Principal Shareholder, all businesses and operations of the Company and the Company Real Property are in compliance in all material respects with any: (i) judgments, orders, decrees, awards or directives, of any court, arbitrator or administrative or governmental agency or entity binding the Company and concerning compliance with the Environmental Laws; and (ii) consent decrees, administrative orders, settlement agreements or other settlement documents entered into by the Company with any administrative or governmental agency or entity concerning compliance with the Environmental Laws.

     2.18.3 Hazardous Materials; Storage Tanks. All assets owned, leased or licensed by the Company, including without limitation, to the best knowledge of the Company and the Principal Shareholder, the Company Real Property, are free in all material respects of all materials designated as hazardous substances, wastes, hazardous materials, pollutants or contaminants under any Environmental Laws (collectively, "Hazardous Materials") other than Hazardous Materials which are properly stored and licensed where required, and are free of physical conditions which violate any Environmental Laws in any material respect. To the best knowledge of the Company and the Principal Shareholder, all storage tanks and associated pipes, pumps and structures (whether above or below ground) located in or on the Company Real Property, all of which are listed in Exhibit I, are, in all material respects, in sound condition, free of corrosion, meet all design and performance standards required by all Environmental Laws, and do not now, and did not at any time in the past, evidence impaired integrity or leakage. No Hazardous Materials used or generated by the Company or generated by the Company at the Company Real Property have been treated, stored, transported or disposed of in violation of any Environmental Laws in all material respects; and all Hazardous Materials which have been utilized in the business or operation of the Company or which have been removed, released, discharged or emitted from the Company Real Property were and are documented, transported and disposed of in compliance, in all material respects, with all Environmental Laws.

     2.18.4 Licenses and Permits. Exhibit J attached hereto lists material permits, licenses and other authorizations issued by administrative or governmental agencies or entities under the General Laws and the Environmental Laws or otherwise required for the conduct of the Company's business as presently conducted which are held by the Company or its employees or agents ("Licenses and Permits"). The Licenses and Permits include all such permits which are necessary to the Company's business and operations and the Company is and has been in compliance in all material respects with the terms and conditions of the Licenses and Permits. Under the General Laws and the Environmental Laws and the Licenses and Permits, the consummation of the transactions contemplated by this Agreement do not and will not: [(i) affect the validity of the Licenses and Permits, NOTE subject to deletion or modification after a list of permits is reviewed.]; or (ii) require the consent of any governmental authority or third party.

     SECTION 2.19  ERISA and Employment Matters.

     2.19.1 (a) No employee of the Company has a written or oral agreement (or an assurance pursuant to any employee manual) which would preclude the Company from terminating such employee's employment at any time with no obligation of the Company to make any payment except wages and accrued benefits to the date of termination. The Company has not engaged in any discriminatory hiring or employment practices nor have any employment discrimination complaints been filed against the Company with any state or federal agency. The Company has not been threatened by any former employee with any suit alleging wrongful termination or other claim against the Company.

     (b) The Company has made available (including providing a copy thereof to be retained by TSI) to TSI (i) all employment manuals utilized by the Company within the past three (3) years, (ii) copies of any determination letters received by the Company from the Internal Revenue
Service or any other governmental authority with respect to any employee benefit plan, together with a copy of the most recent submission for a determination letter by the Company for each employee benefit plan maintained by the Company,
(iii) copies of any summary plan descriptions or summaries of material modifications relating to any employee benefit plan (as defined in Section 3(3) of ERISA) that have been prepared or distributed in the past three (3) years, and
(iv) any annual reports (Form 5500 series) filed for any employee benefit plan or fringe benefit plan (within the meaning of Code Section 6039D) for plan years ending in 1990, 1991, 1992, 1993, and 1994.

     2.19.2 There are no present or former Company employees, directors or independent contractors entitled to
(i) pension benefits that are "unfunded" as defined under ERISA or (ii) any pension benefit or welfare benefit to be paid after termination of employment other than pursuant to the Aerometrics, Inc. 401(K) Profit Sharing Plan (the "Plan") or as otherwise required by law. Except with respect to continuation coverage under group health plans pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") or state law, and except with respect to continuation coverage under group life insurance plans pursuant to state law, no other benefits (whether or not pursuant to any plan or benefit arrangement that is subject to the Employee Retirement Income and Security Act ("ERISA")) whatsoever are payable to any present or former Company employees after termination of employment or to any present or former directors or independent contractors after cessation of service to the Company (including, but not limited to, any post-retirement medical or death benefits, any severance benefits or any disability benefits).

     2.19.3 Except only pursuant to the Plan, there are no arrangements or contracts with any director, officer, employee or independent contractor of the Company that require any deferred compensation, retirement or welfare benefits to be paid or provided following termination of services.

     2.19.4 Each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) of the Company is either funded through insurance or is unfunded for purposes of ERISA. There are no reserves, assets, surplus or prepaid premiums under any such plan, the Company is not in material default under any such plan, and all such plans are in compliance in all material respects with all applicable laws (including, but not limited to, ERISA, the Code and the Age Discrimination in Employment Act of 1967) since such laws became effective in respect to such plans.

     2.19.5    Each of any "employee welfare benefit plan"
(as defined above) maintained by the Company, any fiduciary thereof and the Company is not subject to any liability
(other than normal liabilities and expenses associated with maintenance of such plan or arrangement as an ongoing benefit plan or arrangement) under ERISA or the Code or any other applicable law, including without limitation, liability resulting from a partial plan termination.

     2.19.6 The Plan, any fiduciary thereof and the Company is not subject to any liability (other than normal liabilities and expenses associated with maintenance of such plan or arrangement as an ongoing benefit plan or arrangement) under ERISA or the Code or any other applicable law, including without limitation, liability resulting from a partial plan termination. The Plan has been administered in compliance in all material respects with its terms and with the applicable provisions of ERISA, the Code and all other federal, state and other applicable laws, rules and regulations (including, without limitation, any funding, filing, terminating, reporting, disclosure and fiduciary obligations and any prohibited transaction restrictions). The Plan is "qualified" within the meaning of Section 401(a) of the Code, and has from its inception been so qualified, and any trust created pursuant to the Plan is exempt from federal income tax under Section 501(a) of the Code. The Company has received a favorable determination letter for the Plan from the Internal Revenue Service which is dated January 20, 1995.

     2.19.7 Except for the Plan and any other employee benefit plans identified in Exhibit C, the Company neither maintains, nor has it ever maintained or ever been obligated to contribute to, (i) a multi-employer plan within the meaning of Section 3(37) of ERISA, or (ii) any employee benefit plan within the meaning of Section 3(3) of ERISA.

     2.19.8 There are and there have been no inquiries, proceedings, claims or suits pending or, to the Company's best knowledge, threatened by any governmental agency or authority or by any participant or beneficiary against the Plan, the assets of the trust under the Plan, the Company, the plan administrator of the Plan, any fiduciary of the Plan or any of the Company's "employee welfare benefit plans" (as defined above) with respect to the operation of the Plan or such benefit plans.

     2.19.9    The consummation of the transactions
contemplated by this Agreement will not, alone or together with any other event, (i) entitle any employee of the Company to severance pay (except as referred to in Section
5.5 hereof) or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of, compensation due to any such employee.

     2.19.10 The Company has no obligation for (i) any long-term disability benefits to or for any of the Company's employees who become disabled prior to the Closing Date (as defined in Article IX hereof) (including any individual who is disabled but has not satisfied any applicable waiting period) and (ii) any life insurance benefits promised, due and/or payable to or for any of the Company's employees who die prior to the Closing Date.

     SECTION 2.20 Taxes. All tax and information returns required to have been filed by the Company have been filed with the appropriate authority; and all federal, state and local taxes (including without limitation income, franchise, property, sales, use, value-added, withholding, excise, capital or other tax liabilities), charges, assessments, penalties and interest of the Company ("Tax Liabilities") required to be paid on or before the date hereof were paid on or before that date, except to the extent that such taxes are in good faith being contested and have been fully reserved in the Closing Balance Sheet. Such returns were correct as filed. No assessments or additional Tax Liabilities have been proposed or threatened against the Company or any of its assets, and the Company has not executed any waiver of the statute of limitations on the assessment or collection of any Tax Liabilities.

     The Closing Balance Sheet which will be included in the Closing Statements will include adequate provision for (i) all Tax Liabilities incurred or accrued as of the date of said Statements, and (ii) any and all Tax Liabilities which may hereafter be assessed or imposed on the Company with respect to time periods ending on or before said date.

     True and complete copies of the Company's federal, state and local tax returns for the years 1990 through 1995 have been made available (including providing a copy thereof to be retained by TSI) previously by the Company to TSI.

     The federal, state and local tax returns of the Company have never been audited or examined by the Internal Revenue Service or any state or local taxing authority. There are no pending investigations of the Company or its tax returns by any federal, state or local taxing authority, no federal, state or local tax liens upon any of the Company's assets, and no presently effective extensions to the limitation periods for the imposition of tax liability against the Company for any of its open taxable years.

     SECTION 2.21  Business Changes.  Except as described on
Exhibit E, from December 31, 1994, to the Closing Date, there has not been and will not be:

     2.21.1 any material adverse change in the Company's working capital, financial condition, assets, liabilities
(whether absolute, accrued, contingent or otherwise), operating profits, or business;

     2.21.2 any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Company's business;

     2.21.3 any increase or decrease in the rates of compensation payable or to become payable by the Company to any of its officers, directors or employees over or under the rates in effect during the year ended December 31, 1994, other than general increases made in accordance with past practices; or any declaration, payment, commitment, or obligation of any kind for the payment by the Company of any bonus (other than standard year-end bonuses consistent with past practices which are described on Exhibit K), additional salary or compensation, or retirement, termination or severance benefits to officers, directors or employees;

     2.21.4 any material amendment or termination of any material contract, lease or license to which the Company is a party or by which it may be bound, other than in the ordinary course of business;

     2.21.5    any disposition, mortgage, pledge, or
subjection to any lien, claim, charge, option, or encumbrance of any property or asset of the Company, or any cancellation or compromise of any debt or claim of the Company otherwise than in the ordinary course of business;

     2.21.6    any labor dispute or threat of a labor
dispute or any attempt or threat of an attempt by a labor union to organize the Company's employees;

     2.21.7 any acquisition by the Company of the assets or capital stock of another business entity;

     2.21.8    other than Tax Distributions, any
distribution or disposition of the Company's assets other than in the ordinary course of business;

     2.21.9 any termination of any permit or license issued to the Company or to any of its employees or agents upon which a material portion of the Company's business is dependent;

     2.21.10 any order, judgment, writ, injunction, decree or permit issued by which the Company is bound;

     2.21.11 other than Tax Distributions and Medical
Reimbursements, any dividend or distribution declared, set aside or paid in respect of the Company Common Stock or any repurchase by the Company of shares of Company Common Stock.

     SECTION 2.22 Industrial Revenue Bonds. The Company is not indebted under any industrial revenue bonds.

     SECTION 2.23 Products and Warranties. (a) Except as set forth in Exhibit L, there have been no product liability claims sounding in tort or strict product liability made against the Company of any kind. None of the products sold or leased by the Company on or before the Effective Time of Merger, contains any defect or other condition which will result in any material product liability claim sounding in tort or strict product liability against the Company.

     (b)  Exhibit L attached hereto describes or
specifically references all warranties made by the Company with respect to products sold or leased by the Company during the last three (3) years. Except for warranty experience consistent with the Company's past experience and disclosed in the Annual Statements and the Interim Statements, all products sold or leased by the Company during the last three (3) years complied with the Company's standard warranties applicable thereto and with all requirements in the agreements of sale applicable to such products. Except as listed on Exhibit L, there has been no departure in any material respect by the Company from such standard warranties in connection with the products sold by the Company in the last three (3) years. The products currently sold by the Company comply with the specifications applicable thereto, and there are no material defects in such products.

     (c) During the last five (5) years, the Company has not had any product recalls or any other materially adverse expenses or problems associated with products sold by the Company (hereinafter "Product Events"). The Company will promptly advise TSI of any Product Events which occur from the date hereof through the Effective Time of the Merger.

     SECTION 2.24 Merger. The Company has not, except for sales of inventory in the ordinary course of business, sold, transferred or distributed any significant portion of its assets (within the meaning of the Internal Revenue Code) during the two-year period preceding the date hereof nor, to the best knowledge of the Company and the Principal Shareholder, has the Company taken any other action which would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

     SECTION 2.25  Full Disclosure.  No written
representation or warranty made by the Company or the Principal Shareholder to TSI under or in connection with this Agreement, and no certification furnished or to be furnished to TSI pursuant to this Agreement, contains or, if delivered between the date hereof and the Closing Date, will contain any untrue statement of a material fact or , to the best knowledge of the Company and the Principal Shareholder, when all such are read together, omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                         ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF TSI

     TSI hereby represents and warrants to, and agrees with, the Company as follows:

     SECTION 3.1 Organization. Each of TSI and each "Material Subsidiary" (as defined herein) is a corporation, duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate power and authority to own its property and conduct the business in which it is engaged. TSI has previously delivered to the Company copies of its articles of incorporation and by-laws, neither of which has been amended since the date of such delivery. For purposes of this Agreement, the term "Material Subsidiary" shall mean any subsidiary of TSI which, as of the date hereof, constitutes a "significant subsidiary" as defined in the SEC's Regulation S-X. For purposes of this Agreement, the term "TSI Corporations" shall mean TSI and each Material Subsidiary collectively.

     SECTION 3.2 Capitalization. TSI is only authorized to issue 8,000,000 shares of TSI Common Stock, $.10 par value. As of August 31, 1995, there were 5,260,101 shares of TSI Common Stock issued and outstanding, 824,018 shares of TSI Common Stock reserved for issuance pursuant to stock option plans, stock option agreements, and the employee stock purchase plan of TSI, and no outstanding rights to purchase any capital stock of TSI other than stock options granted to employees and non-employee directors of TSI.

     SECTION 3.3 SEC Filings. During the period from January 1, 1994, through the date hereof, TSI has filed with the SEC all reports and statements (consisting solely of TSI's Annual Reports on Form 10-K for the years ended March 31, 1994 and 1995, its Quarterly Reports for the three months ended June 30, 1994, September 30, 1994, December 31, 1994, and June 30, 1995, and its proxy statement for its 1994 and 1995 annual meetings of Shareholders) which it was required to file with the SEC pursuant to the Securities and Exchange Act of 1934 (the "1934 Act"). No reports on Form 8-K were filed during such time period, except that a Form 8-K was filed in May 1995 reporting the acquisition of the assets of Alnor, Inc., which Form was subsequently amended in July 1995 to reflect audited financial data. None of such reports and statements filed by TSI with the SEC since January 1, 1994, (collectively, the "TSI Reports"), when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.4 Authority Relative to Agreement; Enforceability. The execution, delivery and performance of this Agreement is within the legal capacity and power of TSI and Newco; have been duly authorized by all requisite corporate action on the part of TSI and Newco; require the approval or consent of no persons, entities or agencies, and will neither violate nor constitute a default under, nor create a lien or breach under, nor result in the acceleration of performance or right to accelerate performance under (whether or not after the giving of notice or lapse of time or both), the terms of the articles of incorporation and by-laws of TSI or Newco or of any material agreement, obligation or commitment binding upon the TSI Corporations. This Agreement is a legal, valid and binding obligation of TSI and Newco enforceable against TSI and Newco in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies.

     SECTION 3.5 Brokerage. TSI has not engaged any broker or finder to render services in connection with this Agreement, except that TSI has utilized Enterprise
Investments, Inc., whose fee TSI will pay.

     SECTION 3.6  Financial Statements.

     The consolidated financial statements of TSI included within the TSI Reports fairly present the consolidated financial position of TSI and the consolidated results of its operations as at the dates and for the periods to which they apply; such statements have been prepared in conformity with generally accepted accounting principles, applied on a consistent basis throughout the periods involved, and such financial statements comply with all applicable provisions of Regulation S-X of the SEC. The interim consolidated financial statements presented in such Reports include all adjustments (subject only to normal recurring year-end adjustments and the absence of footnotes) necessary for a fair presentation of TSI's consolidated financial position and consolidated results of operations as of the dates and for the periods presented therein.

     The Balance Sheets included in such statements reflect all liabilities (whether absolute, accrued, contingent or otherwise) required to be reflected in or disclosed on such balance sheets or in the notes thereto in accordance with generally accepted accounting principles.

     SECTION 3.7 Litigation. Except as disclosed in the TSI Reports, there are no legal, administrative, arbitration or other proceedings or claims pending or, to the best of TSI's knowledge, threatened against the TSI Corporations, nor are the TSI Corporations subject to any existing judgment which would materially affect the consolidated financial condition or results of operations of TSI.

     SECTION 3.8  Full Disclosure.  No written
representation or warranty made by TSI to the Company or the Principal Shareholder in this Agreement, and no certification furnished or to be furnished by TSI to the Company pursuant to this Agreement, contains or, if delivered between the date hereof and the Closing Date, will contain any untrue statement of a material fact or, to the best knowledge of TSI, when all such are read together, omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                         ARTICLE IV

                  COVENANTS OF THE COMPANY

     SECTION 4.1 Regular Course of Business. Except as otherwise consented to in writing by TSI during the period commencing on the date hereof and ending at the Effective Time of the Merger or as contemplated by this Agreement, the Company will carry on its business diligently and in the ordinary course and use its best efforts to preserve its present business organization intact, keep available the services of its present executive officers and preserve its present relationships with persons having business dealings with it.

     SECTION 4.2  Restricted Activities and Transactions.
Except as otherwise consented to in writing by TSI, from the date hereof and prior to the Effective Time of the Merger the Company will not:

     4.2.1     amend its articles of incorporation or
by-laws;

     4.2.2 issue, sell or deliver, or agree to issue, sell or deliver, or grant, or declare any stock dividend or stock split with respect to, any shares of any class of capital stock of the Company or any securities convertible into any such shares or convertible into securities in turn so convertible, or any options, warrants or other rights calling for the issuance, sale or delivery of any such shares or convertible securities;

     4.2.3 mortgage, pledge or grant a lien upon any of its assets, tangible or intangible;

     4.2.4 except in the ordinary course of business (and consistent with past practice), (i) borrow, or agree to borrow, any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), (ii) cancel or agree to cancel any material debts or claims, (iii) lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its material assets, property or rights, or (iv) make or permit any substantive amendment or termination of any material contract, agreement, license or other right of which it is a party;

     4.2.5 enter into or make any change in the Plan, except as required to conform to applicable law, or materially amend or terminate any other existing employee benefit plan, or adopt any new employee benefit plan;

     4.2.6 acquire control or ownership of any other corporation, association, joint venture, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of the foregoing, or enter into any agreement providing for any of the foregoing;

     4.2.7 directly or indirectly solicit, encourage or authorize any individual, corporation or entity (including without limitation its directors, officers, employees, attorneys, accountants and investment bankers) to directly or indirectly solicit or encourage any inquiry, proposal, offer or possible offer from a third party relating to or enter into any agreement for (i) the purchase of shares of any class of capital stock of the Company or any securities convertible into any such shares or convertible into securities in turn so convertible, or the acquisition of any option, warrant or other right to purchase or otherwise acquire any such shares or convertible securities, (ii) a tender or exchange offer for any shares of Company Common Stock, (iii) a purchase, lease or other acquisition of all or a substantial portion of the assets of the Company, any product line or line of business of the Company or any other material asset of the Company, or (iv) a merger, consolidation or other combination involving the Company; or provide any individual, corporation or other entity with information or assistance or negotiate with any individual, corporation or entity in furtherance of any such inquiry, proposal, offer or possible offer. The Company will instruct its agents (including without limitation its directors, officers, attorneys, accountants and investment bankers) not to take any action which the Company is prohibited from taking pursuant to this Section 4.2.7 hereof.

     4.2.8 except in the ordinary course of business, and except as provided herein with respect to the Houser
Option, enter into or agree to enter into any transaction, or incur or discharge any obligation or liability, material to the business of the Company;

     4.2.9 except for Medical Reimbursements and Tax Distributions complying with Section IA.2, declare or pay any dividend on its capital stock in cash, stock or property, or redeem, purchase or otherwise acquire any shares of Company Common Stock or any options or warrants to purchase Company Common Stock;

     4.2.10 enter into any material licensing arrangement or other contract;

     4.2.11 settle any pending litigation in a manner that is materially adverse to the Company or commence any material litigation;

     4.2.12 increase the compensation payable to any of its employees, or accrue or, except for bonuses accrued in or reflected in the Balance Sheet included in the December 31, 1994, Annual Statements, pay any bonuses or other payments other than regular compensation to any employee or consultant; or

     4.2.13 take any action which will prevent any of its warranties and representations herein from being true in all material respects as of the Effective Time of the Merger.

     SECTION 4.3 No Default or Violation. Except as otherwise consented to in writing by TSI, prior to the Effective Time of the Merger the Company will use its best efforts not to (i) violate, or commit a breach of or a default under, any material contract, obligation or commitment to which it is a party or to which any of its assets may be subject or (ii) violate any applicable federal or state statutes, regulations or any injunctions, orders or judgments binding upon the Company.

     SECTION 4.4 Insurance. Except as otherwise consented to in writing by TSI, prior to the Effective Time of the Merger, the Company will maintain in full force and effect all policies of insurance in substantially the same amounts and types of coverage as are presently in effect on the date of this Agreement.

     SECTION 4.5  Reports; Taxes.  Except as otherwise
consented to in writing by TSI, prior to the Effective Time of the Merger:

     4.5.1 the Company will duly and timely (by the due date or any duly granted extension thereof) file all reports and returns required to be filed with federal, state and local authorities; and

     4.5.2 unless it is contesting the same in good faith and has established reasonable reserves therefor, the Company will (i) promptly pay all Tax Liabilities indicated by such returns or otherwise lawfully levied or assessed upon it or any of its properties, and (ii) withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which are required by law to be so withheld or collected.

     SECTION 4.6 Advice of Changes. The Company and the Principal Shareholder will promptly advise TSI orally and in writing of (i) any event occurring subsequent to the date of this Agreement and prior to the Effective Time of the Merger which would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or incomplete in any material respect and (ii) any material adverse change in the working capital, financial conditions, assets, liabilities whether absolute, accrued contingent or otherwise), operating profits or business of the Company.

     SECTION 4.7 Notification of Takeover Proposal and Other Matters. The Company shall promptly advise TSI orally and in writing of any "takeover proposal" or of any proposal, or inquiry reasonably likely to result in a proposal, which the Company has reason to believe is or may lead to any "takeover proposal". For purposes of this Agreement, the term "takeover proposal" shall mean any proposal for a merger or other business combination involving the Company, or for the acquisition of a substantial equity interest in the Company, a substantial portion of the assets of the Company or a product line or line of business of the Company, other than as contemplated by this Agreement. The Company shall promptly advise TSI orally and in writing of the receipt by the Company of any notification submitted to the Company pursuant to any law of any purchase or proposed purchase of any securities of the Company by any person.

     SECTION 4.8 Consents, Approvals and Filings. The Company and the Principal Shareholder will use their reasonable best efforts to obtain as promptly as possible all necessary approvals, authorizations, consents, licenses, clearances by orders of governmental and regulatory authorities required in order for the Company to perform its obligations hereunder.

     SECTION 4.9 Access to Records and Properties. TSI may, prior to the Effective Time of the Merger, through its employees, agents and representatives, make or cause to be made a detailed review of the business and financial condition of the Company and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses, books and records of the Company. The Company agrees to assist TSI in conducting such review and investigation and will provide, and will cause its independent public accountants to provide, TSI and its employees, agents and representatives full access to, and complete information concerning, all aspects of the businesses of the Company, including its books, records (including tax returns filed for in preparation), projections, personnel and premises, the audit work papers and other records of its independent public accountants and any documents (including any documents filed on a confidential basis) included in any report filed with any governmental agency. Neither any investigation by TSI nor the receipt by TSI of any data or information from the Company shall affect the right of TSI to terminate this Agreement as provided in Article X hereof.

     SECTION 4.10 Efforts. The Company and the Principal Shareholder shall use their reasonable best efforts (a) to cause to be fulfilled and satisfied all of the conditions to the closing to be fulfilled and satisfied by them, and (b) to cause to be performed all of the matters required of them at or prior to the Closing. The Company and the Principal Shareholder shall use their reasonable best efforts to make all of their warranties and representations contained in this Agreement (except those representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing) true and correct in all material respects as at the Closing, with the same effect as if the same had been made and this Agreement had been dated as at the Closing.

     SECTION 4.11 Maintenance of Assets. The Company shall keep the property and assets used in its businesses in good order, repair and operating condition.

     SECTION 4.12 Shareholders Meeting. The Company shall call a special meeting of its Shareholders to be held as soon as practicable for the purpose of voting upon the transactions contemplated by this Agreement, or shall have its Shareholders act by unanimous written consent. In connection with any such meeting or action, the members of the Board of Directors shall, subject to the exercise of their fiduciary duties, recommend approval of such transactions, use their best efforts to obtain such Shareholders approval and vote their shares of Company
Common Stock in favor of the Merger.

     SECTION 4.13  Merger.  The Company shall take all
reasonable steps necessary for the Merger to qualify as a reorganization within the meaning of Section 368 of the Code, and shall omit from taking any action which will preclude such accounting and/or tax treatment.

     SECTION 4.14 Notification Regarding Dissenters' Shares. The Company shall give TSI (i) prompt notice of any notice of intent to demand fair value for any shares of Company Common Stock, withdrawals of such notices, and any other instruments served pursuant to the Appraisal Laws and received by the Company and (ii) the opportunity to direct any negotiations and proceedings with respect to demands for fair value for shares of Company Common Stock under the Appraisal Laws. The Company shall not, without the prior written consent of TSI, voluntarily make any payment with respect to any demands for fair value of shares of Company Common Stock or offer to settle or settle any such demands.

                          ARTICLE V

                      COVENANTS OF TSI

     SECTION 5.1 Efforts. Subject to TSI Board approval, TSI shall use its reasonable best efforts (a) to cause to be fulfilled and satisfied all of the conditions to the Closing to be fulfilled and satisfied by it, and (b) to cause to be performed all of the matters required of it or Newco at or prior to the Closing. TSI shall use its reasonable best efforts to make all of its warranties and representations contained in this Agreement (except those representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing) true and correct in all material respects as at the Closing, with the same effect as if the same had been made and this Agreement had been dated as at the Closing.

     SECTION 5.2 Consents, Approvals and Filings. TSI will use its reasonable best efforts to obtain as promptly as possible all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities required in order for TSI and Newco to perform its respective obligations hereunder.

     SECTION 5.3 Advice of Changes. TSI will promptly advise the Company orally and in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of TSI contained in this Agreement, if made on or as of the date of such Agreement or the Closing Date, untrue, inaccurate or incomplete in any material respect and (ii) any material adverse change in the working capital, financial condition, assets, liabilities (whether absolute, accrued, contingent or otherwise), operating profits or business of TSI.

     SECTION 5.4 SEC Reports. Between the date hereof and the Closing Date, TSI shall timely file with the SEC (and, contemporaneously with such filings, shall deliver to the Company a copy of) all reports and statements required to be filed by TSI under the 1934 Act. None of such reports and statements shall contain an untrue statement of a material fact or shall omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 5.5 Company Employees. After the Merger, manufacturing operations of the Company will be moved to TSI's facility in Minnesota. This will result in the termination of a number of the Company's employees. Such employees will be offered a severance package in accordance with the terms set forth on Exhibit M attached hereto. Subject to its normal policies and procedures relating to its facilities, TSI intends to maintain a research operation at the Company's facility in Sunnyvale, California.
Benefits for employees of the Company who continue with the Company ("Continuing Employees") will be changed to be consistent with TSI's benefits provided, as they may change from time to time, subject, however, to appropriate review by TSI to maintain good employee relations. Wherever appropriate, taking into consideration the entire benefit package to be provided to Continuing Employees, TSI will consider past service with the Company when administering the benefits provided to the Continuing Employees.

     SECTION 5.6 Loans; Line of Credit. The Company presently is indebted to Dr. Bachalo and/or his spouse, Renate Bachalo under several loans which have an aggregate principal amount of $455,000, which amount bears interest at the rate of ten percent (10%) per annum (the "Loans"). Interest on the Loans is current. At the Closing, TSI shall cause the principal amount of the Loans to be repaid in full to Dr. Bachalo and Renate Bachalo.

     The Company presently has a revolving line of credit arrangement in place with Wells Fargo Bank. The amount of principal owed under the line of credit on October 2, 1995 was $ 184,592. The maximum amount borrowable under the line of credit is $500,000. Within 20 days after the Closing Date, TSI shall cause said line of credit to be repaid in full or otherwise obtain the release of Principal Shareholder from his guarantee of such line of credit.

                         ARTICLE VI

                TSI SHARES AND REGISTRATIONS

     SECTION 6.1  Shares Not Registered; Investment Intent.
The TSI Common Shares to be issued in the Merger have not been registered under the Securities Act of 1933 (the
"Securities Act") or any state securities laws.

     Such TSI Common Shares have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act. TSI's reliance upon these exemptions is predicated in part upon the understanding that each recipient of TSI Common Shares in the Merger understands and acknowledges that TSI Common Shares will be acquired for each Recipient's own account, and not with a view to, or for resale in connection with any distribution or public offering thereof. The TSI Common Shares may not be transferred or resold without (i) registration under the Securities Act or any applicable state securities laws, or (ii) an exemption from the registration requirements of the Securities Act and applicable state securities laws. Although Rule 144 promulgated under the Securities Act by the Securities & Exchange Commission (the "Commission") may permit sales at a future date provided said Rule remains in effect, in any event each Recipient may not sell any securities pursuant to Rule 144 prior to the expiration of a period from time to time set forth therein after such Recipient has acquired such securities. Any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

     Except as provided in Section 6.2, TSI has not agreed to, and has no obligation to, file a registration statement to permit sale of the TSI Common Shares received under or in connection with this Agreement.

     At its election, TSI may require that each Recipient of TSI Common Shares which have not been registered execute and deliver to TSI an investment letter confirming that such TSI Common Shares are being acquired for the Recipient's own account and not with a view to, or for resale in connection with, any distribution or public offering thereof, and confirming that the TSI Common Shares cannot be transferred or resold without (i) registration under the Securities Act or any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

     SECTION 6.2  Certain Registration Rights; Rule 144
Reporting. TSI shall provide to Principal Shareholder the registration rights provided in Exhibit R attached hereto.

     With a view of making available to the Principal Shareholder benefits of certain rules and regulations of the Securities and Exchange Commission (the "SEC") which may permit the sale of the TSI Common Shares received by the Principal Shareholder hereunder to the public without registration, TSI agrees to use its reasonable efforts to:

     (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the 1933
Act, at all times;

     (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933
Act and 1934 Act;

     (c) So long as Principal Shareholder owns any such TSI Common Shares, furnish to Principal Shareholder forthwith upon request: a written statement by TSI as to its compliance with the reporting requirements of said Rule 144, the 1933 Act and the 1934 Act; a copy of the most recent annual or quarterly report of TSI; and such other reports and documents as Principal Shareholder may reasonably request in availing himself of any rule or regulation of the SEC allowing him to sell any such securities without registration.

                         ARTICLE VII

         CONDITIONS TO OBLIGATIONS OF TSI AND NEWCO

     The obligations of TSI and Newco under this Agreement to consummate the Merger shall be subject to the satisfaction, or to the waiver by them in the manner contemplated by Section 11.3 hereof, on or before the Closing Date, of the following conditions:

     SECTION 7.1 Representations and Warranties True. The representations and warranties of the Company contained in this Agreement shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing Date, shall be in all material respects true and accurate at and as of the Closing Date as if made on the Closing Date.

     SECTION 7.2 Performance of Covenants. Each of the Company and the Principal Shareholder shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it or them prior to or on the Closing Date.

     SECTION 7.3 No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or affect TSI's ownership of the Company; no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against TSI, Newco or the Company, which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby or which seeks to limit or otherwise adversely affect TSI's ownership of the Company or the Surviving Corporation; and no written advice shall have been received by TSI, Newco, the Company or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise adversely affect TSI's ownership of the Company or the Surviving Corporation.

     SECTION 7.4 Approvals and Consents. The approval of the Shareholders of the Company and all approvals of applications to public authorities, Federal, state, or local, if any (including, but not limited to a tax clearance from the State of California), and all consents or approvals of any non-governmental persons, the granting of which is necessary for the consummation of the Merger or for preventing the termination or material breach of any real property lease, or other right, privilege, license or agreement of TSI or the Company which is material to the business of TSI or the Company, or for preventing any material loss or disadvantage to TSI or the Company, by reason of the Merger, shall have been obtained; and no such consents or approvals shall have imposed a condition to such consent or approval which in the opinion of TSI is unduly burdensome to the consolidated financial condition or operations of TSI or to the Company's business.

     SECTION 7.5 Opinion of Counsel. TSI and Newco shall have received an opinion of Cooley, Godward, Castro, Huddleson & Tatum, counsel to the Company, dated the Closing
Date and addressed to TSI and Newco, substantially in the form and substance of Exhibit N annexed hereto.

     SECTION 7.6 Certificates. The Company and the Principal Shareholder shall have furnished TSI with a certificate of the Company, in form and substance satisfactory to TSI, signed by the Company's President and Dr. Bachalo, to the effect that the Company's representations and warranties contained in this Agreement are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at such time (except as contemplated in Section 7.1 hereof) and that the Company has performed and complied in all material respects with all terms, covenants and provisions of this Agreement required to be performed or complied with by it prior to or on the Closing Date.

     SECTION 7.7  Dissenting Shares.  As of the Closing
Date, no shares of Company Common Stock shall be eligible for treatment as Dissenting Shares hereunder.

     SECTION 7.8 Resignations. The Company shall have received resignations (in form and substance satisfactory to TSI) from each of its directors from his position as a director, and each of its officers from his position as an officer, in each case effective as of the Effective Time of the Merger.

     SECTION 7.9  Noncompete, Confidentiality and
Employment. Dr. Bachalo shall have entered into a Noncompete Agreement substantially in the form of Exhibit O-
1 attached hereto, the Confidentiality Agreement substantially in the form of Exhibit O-2 attached hereto, the TSI Agreement as set forth on Exhibit P, and the Employment and Consulting Agreement as set forth on Exhibit Q.

     SECTION 7.10.  Employee Agreements.  Each employee of
the Company who is to continue with the Company and who is specified by TSI in accordance with its normal policies shall have entered into TSI's standard agreement (or an equivalent agreement) with employees providing for, inter alia, confidentiality and grant of invention rights to TSI.
A copy of the standard TSI Agreement is attached hereto as part of Exhibit P.

     SECTION 7.11  Environmental Survey.  If an
environmental survey or surveys is conducted before Closing, TSI shall not have received results therefrom indicating that the Company fails to comply with any Environmental Law in any material respect or otherwise disclosing any material adverse results.

     SECTION 7.12 Investment Letters. All Shareholders of the Company shall have executed investment letters for the benefit of TSI acknowledging the securities law restrictions applicable to the TSI Common Shares that they will receive.

     SECTION 7.13  Houser Option.  The Company shall have
bought out the Houser Option and shall have obtained a release from Houser as provided in Section 1A.1 hereof.

     SECTION 7.14  Closing Documentation.  TSI shall have
received such additional documentation at the Closing as TSI and its counsel may reasonably require to evidence compliance by the Company with all of its obligations hereunder.

                        ARTICLE VIII

          CONDITIONS TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company and the Principal
Shareholder under this Agreement to consummate the Merger shall be subject to the satisfaction, or to the waiver by it in the manner contemplated by Section 11.3 hereof, on or before the Closing Date of the following conditions:

     SECTION 8.1 Representations and Warranties True. The representations and warranties of TSI contained in this Agreement shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing Date, shall be in all material respects true and accurate at and as of the Closing Date as if made on the Closing Date.

     SECTION 8.2 Performance of Covenants. TSI and Newco shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     SECTION 8.3 No Governmental or Other Proceedings or Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or affect TSI's ownership of the Company; no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against TSI, Newco or the Company, which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby or which seeks to limit or otherwise effect TSI's ownership of the Company' and no written advice shall have been received by TSI, Newco, the Company or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect TSI's ownership of the Company.

     SECTION 8.4 Approvals and Consents. All approvals of applications to public authorities, Federal, state or local, the granting of which is necessary for the consummation of the Merger, shall have been obtained.

     SECTION 8.5 Certificates. TSI and Newco shall have furnished the Company with certificates of TSI and Newco, respectively, in form and substance satisfactory to the Company, signed by their respective presidents or executive vice presidents, to the effect that the respective representations and warranties of such corporations contained in this Agreement are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at such time (except as contemplated in Section 8.1 hereof) and that such corporations have respectively performed and complied in all material respects with all terms, covenants and provisions of this Agreement required to be performed or complied with by them prior to or on the Closing Date.

     SECTION 8.6  Opinion of Counsel.  The Company and the
Principal Shareholder shall have received an opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A., counsel to TSI and Newco, dated the Closing Date and addressed to the Company and the Principal Shareholder substantially in the form and substance of Exhibit T annexed hereto.

     SECTION 8.7 Noncompete and Employment Agreement. TSI shall have executed and delivered the Noncompete Agreement substantially in the form of Exhibit O-1 attached hereto, and the Employment and Consulting Agreement substantially in the form of Exhibit Q attached hereto.

     SECTION 8.8  Release.  The Company and the Principal
Shareholder shall have obtained a release of any and all claims against them from Houser which release is in form and substance acceptable to them.

     SECTION 8.9 Closing Documentation. The Company shall have received such additional documentation at the Closing as the Company and its counsel may reasonably require to evidence compliance by TSI and Newco with all of their obligations under this Agreement.

                         ARTICLE IX

                    CLOSING; CLOSING DATE

     Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to a provision of Article X hereof and subject to compliance with the conditions hereto, a closing (the "Closing") will be held on the date hereof, at the offices of Cooley, Godward, Palo Alto, California, or on such other date and/or at such other location which is mutually acceptable to TSI and the Company, commencing at 10:00 A.M. At such time and place, the documents referred to in Articles VII and VIII hereof will be exchanged by the parties and, immediately thereafter, the Articles of Merger will be filed by Newco and the Company with the Secretaries of State of the State of Minnesota and the State of California; provided, however, that if any of the conditions provided for in Articles VII and VIII hereof shall not have been met or waived by the date on which the Closing is otherwise scheduled, then, subject to Section 10.1.4 hereof, the party to this Agreement which is unable to meet such condition or conditions shall be entitled (provided that such party is acting in good faith) to postpone the Closing for a reasonable period of time by notice to the other parties until such condition or conditions shall have been met (which such notifying party will seek to cause to happen at the earliest practicable date) or waived. The date on which the Closing occurs is hereinafter referred to as the Closing Date.

                          ARTICLE X

                         TERMINATION

     SECTION 10.1  Termination and Abandonment.  This
Agreement may be terminated and the Merger may be abandoned before the Effective Time of the Merger, notwithstanding any approval and adoption of this Agreement by the Shareholders of the Company or Newco:

     10.1.1    by the mutual consent of the Board of
Directors of TSI and the Company; or

     10.1.2 by TSI, if the Shareholders of the Company fail to approve the Merger at the meeting of such Shareholders called to vote upon the Merger; or

     10.1.3 by TSI if there has been a material misrepresentation or material breach on the part of the Company or the Principal Shareholder in the representations, warranties or covenants of the Company or the Principal Shareholder set forth herein, or by the Company if there has been a material misrepresentation or material breach on the part of TSI or Newco in the representations, warranties or covenants of TSI or Newco set forth herein; or

     10.1.4    by the Board of Directors of either the
Company or TSI, at its discretion, if the Merger is not effective by October 31, 1995, except that a party whose breach of this Agreement has caused a delay in the consummation of the Merger shall not be entitled to terminate this Agreement pursuant to this Section 10.1.4.

     SECTION 10.2 Termination Procedures. The power of termination provided for by this Article X may be exercised for TSI, Newco or the Company only by its respective Board of Directors and will be effective only after written notice thereof, signed on behalf of the party for which it is given by its Chief Executive Officer in the case of TSI, or its President in the case of the Company, or other duly authorized officer, shall have been given to the other. If this Agreement is terminated in accordance with this Article X, then the Merger shall be abandoned without further action by the Company, TSI and Newco, and their officers shall not file the Articles of Merger with the Secretaries of State of the States of Minnesota or California.

     SECTION 10.3 Liability Upon Termination. In the event of termination and abandonment of the Merger pursuant to this Article X, no party hereto shall have any liability or further obligation to any other party hereto except a party that is in material breach of its representations, warranties or covenants hereunder shall be liable for damages incurred by the other parties hereto to the extent that such damages are proximately caused by such breach.

                         ARTICLE XI

                       INDEMNIFICATION

     SECTION 11.1 Indemnification by the Company and Principal Shareholder. Subject to the limitations set forth below, the Principal Shareholder and, prior to Closing, the Company, each, jointly and severally, hereby agree that, notwithstanding the Closing, the delivery of instruments of conveyance, and regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party hereto may have in respect thereof, they, or after Closing, the Principal Shareholder, will save, indemnify and hold TSI and Newco and, after Closing, the Surviving Corporation, (hereinafter, collectively, "the Indemnitees") harmless from and against any and all liabilities, losses, damages, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorney fees and other costs and expenses incident to any suit, action or proceeding) arising out of or resulting from and will pay to the Indemnitees the amount of damages suffered thereby together with any amount which they or any of them may pay or become obligated to pay on account of:

          (a) the breach or inaccuracy of any warranty or representation by the Company or the Principal Shareholder herein; provided, however, that if and to the extent a reserve is established on the Closing Balance Sheet included in the Closing Statements which reserve relates to a particular warranty or representation, recovery can be had with respect to a breach or inaccuracy in such warranty or representation only insofar as damages exceed the amount of the reserve applicable to such breach;

          (b)  any breach by the Company or the Principal
     Shareholder of any material covenant hereunder;

          (c)  all liabilities of the Company arising
     before the Effective Time of the Merger (whether absolute, accrued, contingent or otherwise) required to be reflected or disclosed on the Closing Balance Sheet and the notes thereto in accordance with generally accepted accounting principles, except for such Liabilities as are specifically reflected in the Closing Balance
     Sheet included in the Closing Statements and except for such Liabilities which are specifically disclosed in the Exhibits hereto, but only to the extent that the amount of any such liabilities would, if deducted from the Final Value, have resulted in, or increased, the Decreased Value as described in Section 1.6 hereof.

          (d)  Warranty expense with respect to
     products of the Company sold before the Effective
     Time of Merger but only to the extent that the aggregate amount of such warranty expense in any of the one year periods commencing on the Effective Time of Merger and its anniversaries exceeds two and one-half percent (2-1/2%) of the Company's sales for the one-year period ending on the Effective Time of Merger. The amount of the warranty expense shall be determined based on TSI's standard method of determining such expense in the ordinary course of business, but the warranty expense (i) shall not include any travel expenses and (ii) shall not include any expenses in the nature of goodwill expenditures which are not required under the terms of the applicable warranty. To the extent a breach of the representation and warranty set forth in Section
     2.23(b) hereof occurs and gives rise to warranty expense, this Section 11.1(d) shall be the exclusive measure of the amount of such warranty expense, if any, to be subject to indemnification by the Principal Shareholder.

     In the event of any claim by Indemnitees under this
Section 11.1, Indemnitees shall be entitled to exercise all remedies provided by law and/or equity with respect thereto, including exercising a right of offset against amounts due Principal Shareholder.

     If the Closing hereunder is held, the Company and the Surviving Corporation will have no liability with respect to indemnification claims by the Indemnitees. In such event, the amounts held in escrow and the Principal Shareholder shall be responsible for all indemnification claims.

     SECTION 11.2 Escrow. At the Closing, TSI and the Principal Shareholder, as representatives of all the Shareholders in the Company, shall enter into an Escrow with a national or state chartered bank acceptable to the parties, (the "Escrow Agent") all pursuant to an Escrow Agreement substantially in the form attached hereto as Exhibit S (with such changes thereto as the Escrow Agent may reasonably require). The amounts of cash and TSI Shares specified in Section 1.6 will be delivered to the Escrow Agent at Closing. As described in Section 1.6, said amounts will be available for payment to TSI in the event of any Decreased Value after the final determination of Closing Book Value.

     Following completion of the adjustments to the purchase price pursuant to Section 1.6, the Claims Cash and the Claims Shares shall remain in Escrow as provided in Section
1.6 and shall be subject to claims by TSI. The remaining balance in Escrow shall be distributed on the second anniversary of the Effective Time of Merger, subject to any outstanding claims by TSI.

     SECTION 11.3 Procedure for Claims; Payment First Out of Escrow. Wherever the Indemnitees, or any of them, have a claim for indemnification, they shall deliver notice of such claim to the Principal Shareholder specifying the claim and describing it in reasonable detail.

     It is specifically understood that to the extent the Indemnitees are ultimately determined to be due any payments upon indemnification claims, the first source for such payment shall be the amounts held in Escrow, if any. Only after such amounts are exhausted shall the Indemnitees have a right to directly recover from the Principal Shareholder.

     SECTION 11.4.  Limitations on Indemnification. Subject
to the proviso at the end of this Section, the indemnification obligations of the Principal Shareholder are subject to each of the following limitations, understandings or qualifications:

          (a) Each of the representations and warranties made by the Company or the Principal Shareholder in this Agreement shall survive for a period of two (2) years after the Effective Time of Merger, provided, however, that the representations and warranties made in Section 2.2 hereof (relating to capitalization and title), shall survive without limitation, the representations and warranties made in Subsections 2.19.1(b), 2.19.2, 2.19.4, 2.19.5, 2.19.6, 2.19.7, and
     2.19.8 (relating to ERISA and related matters) and in
     Section 2.20 hereof (relating to taxes), shall survive until the applicable statutes of limitations relating to tax and employee benefit matters shall have expired, and the representations and warranties in Section 2.18.1, but only insofar as they relate to Environmental Laws, 2.18.2 and 2.18.3 shall survive for a period of five (5) years after the Effective Time of Merger. After the expiration date of any representations and warranties no claim for indemnification based on such representations and warranties may be asserted by the Indemnitees, except that claims first asserted in writing with reasonable detail before the expiration date may be pursued until they are finally resolved.

          (b) No claim by Indemnitees for indemnification can be made unless and until the amount of damages incurred by the Indemnitees, in the aggregate for all claims asserted, exceeds $65,000, and Indemnitees may recover indemnifiable damages only to the extent that such damages exceed $65,000; provided, however, that damages under Section 2.2 hereof (relating to Capitalization and Title) may be recovered in their entirety;

          (c) The total amount recoverable by Indemnitees, in the aggregate, shall not exceed $2,645,000 less the Option Payment;

          (d) The Indemnitees shall not be entitled to recover under this Article XI to the extent that the claim is reimbursed by payments from insurance paid for by the Company prior to the Closing Date;

          (e) Claims may be recovered under Section 2.5, relating to Financial Statements and Liabilities, only to the extent that the amount of such claim would, when deducted from the Final Value, result in, or increase, any Decreased Value as determined in accordance with
     Section 1.6;

          (f) Where a claim is payable hereunder, Principal Shareholder at his election, may choose to pay up to one-half of the amount of such claim in the form of TSI Shares, which Shares shall be valued for these purposes at the Average Price, regardless of the price at which they then may be trading.

          (g)  This Article XI shall be the sole and
     exclusive remedy for any claim by any Indemnitee under or in connection with this Agreement (it being understood, however, that the limitations of this
     Article XI do not apply to any claims which may be made under or in connection with the Non-Compete or the Employment and Consulting Agreement).

Provided, however, that the foregoing limitations, understandings and qualifications shall not apply and shall not limit or restrict any claim for indemnification by any Indemnitees where and to the extent that such claim arises from a knowing and intentional misrepresentation of a material fact by the Company or the Principal Shareholder or a knowing and intentional omission of facts or information necessary to make a material representation or warranty not materially misleading by the Company or the Principal Shareholder.

                         ARTICLE XII

                   INDEMNIFICATION BY TSI

     SECTION 12.1 Indemnification by TSI. Subject to the limitations set forth below, TSI hereby agrees that, notwithstanding the Closing, the delivery of instruments of conveyance, and regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party hereto may have in respect thereof, it will indemnify and hold the Company (but only up until Closing), and the Shareholders of the Company (hereinafter, collectively, "the TSI Indemnitees") harmless from and against any and all liabilities, losses, damages, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorney fees and other costs and expenses incident to any suit, action or proceeding) arising out of or resulting from and will pay to the Indemnitees the amount of damages suffered thereby together with any amount which they or any of them may pay or become obligated to pay on account of:

          (a) the breach or inaccuracy of any warranty or representation by TSI herein;

          (b)  any breach by TSI or the Surviving
     Corporation of any material covenant or hereunder;

          (c)  Any income taxes alleged to be due from
     the Principal Shareholder with respect to the operations of the Company during the Stub Period
     (specifically excluding, however, any income taxes which are imposed as a result of the transactions provided for hereunder).

     In the event of any claim by Indemnitees under this
Section 12.1, TSI Indemnitees shall be entitled to exercise all remedies provided by law and/or equity with respect thereto.

     If the Closing hereunder is held, the Company shall no longer benefit from the foregoing indemnification.

     SECTION 12.2  Procedure for Claims.  Wherever the TSI
Indemnitees, or any of them, have a claim for indemnification, they shall deliver notice of such claim to TSI specifying the claim and describing it in reasonable detail.

     SECTION 12.3  Limitation on Indemnification.  Subject
to the proviso at the end of this Section, the indemnification obligations of TSI are subject to each of the following limitation, understandings or qualifications:

          (a)  Each of the representations and
     warranties made by TSI shall survive for a period of two (2) years after the Effective Time of Merger. After the expiration date of such representations and warranties no claim for indemnification based on such representations and warranties may be asserted by the TSI Indemnitees, except that claims first asserted in writing with reasonable detail before the expiration date may be pursued until they are finally resolved.

          (b)  No claim by TSI Indemnitees for
     indemnification under clauses 12.1(a) and 12.1(b) can be made unless and until the amount of damages incurred by the TSI Indemnitees, in the aggregate for all claims asserted, exceeds $65,000, and TSI
     Indemnitees may recover indemnifiable damages only to the extent that such damages exceed $65,000.

          (c)  The total amount recoverable by TSI
     Indemnitees, in the aggregate, shall not exceed
     $2,645,000 less the Option Payment.

          (d)  This Article XII shall be the sole and
     exclusive remedy for any claim by any TSI Indemnitee under or in connection with this Agreement (it being understood, however, that the limitations of this
     Article XII do not apply to any claims which may be made under or in connection with the Non-Compete or the Employment and Consulting Agreement.

Provided, however, that the foregoing limitations, understandings and qualifications shall not apply and shall not limit or restrict any claim for indemnification by any TSI Indemnitees where and to the extent that such claim arises from a knowing and intentional misrepresentation of a material fact by TSI or from a knowing and intentional omission of facts or information necessary to make a material representation or warranty not materially misleading by TSI.

                        ARTICLE XIII

                  MISCELLANEOUS PROVISIONS

     SECTION 13.1 Amendment and Modification. To the fullest extent permitted by applicable law, this Agreement may be amended, modified and supplemented with respect to any of the terms contained herein by mutual consent of the respective Boards of Directors of the Company and TSI, or by their respective officers duly authorized by such Boards of Directors, by an appropriate written instrument executed at any time prior to the Effective Time of the Merger; provided, however, that following an affirmative vote at the Shareholders' meeting referred to in Section 4.12 hereof, this Agreement may not be amended to reduce the consideration payable in the Merger in respect of shares of Company Common Stock without obtaining the approval of the Company's Shareholders in the manner required by law.

     SECTION 13.2 Waiver of Compliance. To the fullest extent permitted by law, each of TSI, Newco and the Company may, pursuant to action by its respective Board of Directors, or its respective officers duly authorized by its Board of Directors, by an instrument in writing extend the time for or waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants, or waive any of the conditions of its obligations, contained herein; provided, however, that the obtaining of the approval of the Shareholders referred to in
Section 7.4 shall not be waivable and provided further that any instrument executed on behalf of TSI shall bind or effect Newco in the same manner. No such extension of time or waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     SECTION 13.3 Survival of Representations and Warranties. The respective representations and warranties of each party hereto contained herein shall not be deemed to be waived or otherwise affected by any investigation made by the other parties hereto. The representations and warranties of TSI, Newco and the Company contained herein or in any document furnished pursuant hereto shall survive the Merger, subject to the limitations of Articles XI and XII.

     SECTION 13.4  No Third Party Rights.  Except as
otherwise provided in this Agreement, nothing herein expressed or implied is intended, nor shall be construed, to confer upon or give any person, firm or corporation, other than TSI, Newco and the Company and their respective security holders, any rights or remedies under or by reason of this Agreement.

     SECTION 13.5  Confidentiality.  TSI and the Company
shall honor the confidentiality agreements previously delivered by each such party to the other with respect to matters pertaining to the Merger.

     SECTION 13.6 Plan. TSI will consider its options with respect to the Plan, including a rollover into TSI's qualified plan, but the vesting requirements imposed will not be more stringent than under the Plan as it now exists.

     SECTION 13.7 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by telex or facsimile transmission (promptly confirmed in writing), as follows:

     (a)  If to the Company and the Principal Shareholder:

          Dr. William Bachalo and Renate Bachalo
          14660 Saltamontes Way
          Las Altos Hills, CA  94022

          with a copy to:

          W. Bill Morrow
          Cooley Godward Castro Huddleson & Tatum
          5 Palo Alto Square
          Palo Alto, California  94306

     or to such other person as to the Company shall designate in writing, such writing to be delivered to TSI in the manner provided in this Section; and

     (b)  If to TSI or Newco:

          Laura Cochrane, Secretary
          TSI, Incorporated
          P.O. Box 64394
          500 Cardigan Road
          St. Paul, MN  55164

          with a copy to:

          John E. Brower
          Gray, Plant, Mooty, Mooty & Bennett, P.A.
          3400 City Center
          33 South Sixth Street
          Minneapolis, MN  55402

     or to such other person as TSI shall designate in writing, such writing to be delivered to the Company in the manner provided in this Section.

     SECTION 13.8 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Newco may assign this Agreement and its rights, interests and obligations hereunder to another directly or indirectly wholly-owned subsidiary of TSI without the consent of the Company.

     SECTION 13.9  Governing Laws.  This Agreement and the
legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Minnesota.

     SECTION 13.10  Counterparts.  This Agreement may be
executed simultaneously in two or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 13.11 Headings and References. The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. All references herein to Sections and Articles are to sections and articles of this Agreement, unless otherwise indicated.

     SECTION 13.12 Entire Agreement. This Agreement (including the Exhibits hereto and the documents referred to herein, all of which form a part hereof) and the confidentiality agreements delivered by TSI and the Company to each other contain the entire understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein or therein.

     SECTION 13.13  Expenses.  Whether or not the
transactions contemplated hereby are consummated, each of the parties hereto shall pay its own expenses incurred in connection with the authorization, preparation, execution or performance of this Agreement and all transactions contemplated hereby, including without limitation all fees and expenses of agents, representatives, counsel and accountants. It is understood and agreed that if the Merger is consummated as contemplated hereby, the expenses incurred by the Company and the Shareholders of the Company may be paid by the Surviving Corporation only to the extent that such expenses are accrued as a liability in the Closing Balance Sheet included in the Closing Statements. Any excess of such expenses over the amount accrued shall be the responsibility of the Principal Shareholder, and shall not be borne by the Surviving Corporation.

     SECTION 13.14 Reorganization. The parties hereto contemplate and intend that the transactions described herein will be treated as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code. The parties agree to cooperate with each other as reasonably requested by the other party, to achieve this objective, but neither party makes any representation or warranty to the other regarding the tax treatment to be afforded to the transactions contemplated hereby. Subject to each party's compliance with its obligations hereunder, no party will knowingly take any action inconsistent with this objective.

     SECTION 13.15 Publicity. Except as otherwise required by law or the rules of the National Association of Securities Dealers, Inc., so long as this Agreement is in effect, neither TSI nor the Company shall issue or cause the publication of any press release with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     SECTION 13.16 Arbitration. Excluding matters to be resolved by the Independent Accountant pursuant to Sections
1.6.2 and 1.A.2 where the Independent Accountant's decision shall be final, in the event of any controversy, claim or dispute arising out of this Agreement or the transactions contemplated hereby, said controversy, claim or dispute (hereinafter a "Matter"), provided the amount in dispute is $200,000 and less, shall be settled by binding arbitration in Hennepin County, Minnesota, in accordance with the rules and procedures then obtaining of the American Arbitration Association, and the award by the arbitrator shall be final and binding and may be enforced in any court having jurisdiction. The parties shall make available to the arbitrator all books, records and other information requested by the arbitrator. The arbitrator may, in his discretion, and as a cost of arbitration, employ experts to assist it in making its determination. Each party shall have access during normal business hours to such books, records and other data as is reasonably necessary to analyze the Matter in dispute with the right to copy any of the same at its expense. In any such arbitration, the prevailing party shall be entitled to recover, in addition to the basic award of the arbitrator, its reasonable costs and expenses of the arbitration, including reasonable attorneys' fees and reasonable travel expenses. Where each party prevails in matters contested in the arbitration, such costs and expenses shall be borne in such proportion as the arbitrator may determine, consistent with the principle that the prevailing party should recover its costs and expenses of arbitration.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                              TSI INCORPORATED


                              By /s/LOWELL D. NYSTROM
                              Its V. PRESIDENT & TREASURER



                              TSI DOMESTIC INTERNATIONAL SALES CORPORATION


                              By /s/LOWELL D. NYSTROM
                              Its V. PRESIDENT & TREASURER


                              AEROMETRICS, INC.


                              By /s/DR. WILLIAM D. BACHAL0
                              Its President

                              PRINCIPAL SHAREHOLDER:


                              /s/DR. WILLIAM D. BACHAL0
                              Dr. William D. Bachalo